UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 4,   2013

(Date of earliest event reported: September 4, 2013)

CELLCEUTIX CORPORATION

Nevada
30-0565645
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

100 Cumming Center, Suite 151-B

Beverly, MA  01915

 (Address of principal executive offices and zip code)

(978)-236-8717

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

On September 4, 2013, the Company was the successful bidder for substantially all of the assets of Polymedix Inc, and Polymedix Pharmaceuticals, Inc. from the U.S. Bankruptcy Court. The Asset Purchase Agreementis attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 4, 2013, the company purchased substantially all of the assets of Polymedix Inc, and Polymedix Pharmaceuticals, Inc. from the U.S. Bankruptcy Court.  The Bankruptcy Cases were pending before the Bankruptcy Court for the District of Delaware and were being jointly administered under Case No. 13-10690 (BLS).

The aggregate purchase price for the sale and transfer of the Purchased Assets was two million one hundred thousand dollars ($2,100,000.00) in cash, plus one million four hundred thousand (1,400,000) shares of Cellceutix common stock (the “Registrable Securities”). Cellceutix is required to file a Registration with the Securities and Exchange Commission to register the common stock within 60 days.   At any time between one day after the Closing and three hundred and sixty-five (365) days after the Closing, the Seller or any holder of the Registrable Securities may make written demand upon the Purchaser for the Purchaser to repurchase the Registrable Securities for $1 per share.

The Asset Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit 2.1  Asset Purchase Agreement dated July 26, 2013

Exhibit 2.2  First Amendment to Asset Purchase agreement dated August 30, 2013

Exhibit 99-1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 9, 2013

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich
Chief Executive Officer